Exhibit 99.1

DIGITAL ALLY REPORTS FIRST QUARTER OPERATING RESULTS

SALES RECOVER 44% FROM PRIOR-YEAR LEVELS ON STRENGTH
 OF DVM-750 SHIPMENTS

OVERLAND PARK, Kansas (May 5, 2010) – Digital Ally, Inc. (Nasdaq: DGLY), which develops, manufactures and markets advanced video surveillance products for law enforcement, homeland security and commercial security applications, today announced its operating results for the first quarter of 2010.  An investor conference call is scheduled for 11:15 a.m. EDT tomorrow, May 6, 2010 (see details below).

For the three months ended March 31, 2010, the Company’s revenue increased 44% to approximately $6.3 million, compared with revenue of approximately $4.4 million in the quarter ended March 31, 2009.  The revenue increase was due to higher domestic sales, which benefited from the availability of the DVM-750 In-Car Digital Video System for the entire first quarter of 2010.  This new flagship product, which was launched in the second quarter of 2009, was not available for sale in the three months ended March 31, 2009.  The Company believes that many customers postponed their purchases of Digital Ally in-car video systems in the first quarter of 2009 in anticipation of the launch of the DVM-750, thereby serving to depress revenues in the three months ended March 31, 2009.  While the average order size decreased slightly to $5,800 in the quarter ended March 31, 2010 (vs. $6,000 in the year-earlier quarter), Digital Ally shipped 1,090 individual orders during the most recent quarter.  This represented a quarterly record number of individual order shipments for the Company.

International revenue declined to $73,790 in the first quarter of 2010, versus $150,478 in the prior-year period.  International orders are often larger in size than typical domestic orders, and timing of the receipt and shipment of such orders can have a significant impact upon the Company’s sales and operating results during individual quarters.

Gross profits increased 85% to $3,441,826 in the first quarter of 2010, versus $1,859,540 in the prior-year period.  Gross profit margins approximated 54.5% of revenue in the three months ended March 31, 2010, versus 42.3% in the prior-year quarter of 2009 and 51.1% in the fourth quarter of 2009.  The improvement in gross margin benefited from higher sales volumes and improved production efficiencies as sales of the DVM-750 continued to expand as a percentage of the Company’s total revenues.

Selling, General and Administrative (“SG&A”) expenses increased 6% to $4,072,241 (64.5% of sales) in the first quarter of 2010, compared with $3,827,165 (87.2% of sales) in the year-earlier quarter.  Research and development expenses declined 29% (to $915,264 from $1,285,538), primarily due to an extraordinarily high level of costs in the quarter ended March 31, 2009 when the Company was plagued with delays and cost overruns related to the completion of the DVM-750 product.  Subsequent to last year’s first quarter, cost containment efforts and more efficient usage of engineering resources have allowed R&D expenses to decline to more normal levels.  Sales commission expense increased 91% (to $572,247 from $298,962) in the most recent quarter, when compared with the prior-year period, reflecting higher sales volumes and additional commissions paid in pursuit of higher sales in certain targeted markets.  Meanwhile, stock-based compensation increased from $355,819 to $541,481; professional fees and expense decreased from $329,002 to $281,297; and general and administrative expenses increased from $761,010 to $961,056, when comparing the first quarter of 2010 with the first quarter of 2009.

The Company reported that its operating loss in the most recent quarter declined 68% to ($630,415), when compared with an operating loss of ($1,967,625) in the first quarter of 2009.

A pretax loss of ($621,167) was recorded in the quarter ended March 31, 2010, versus a pretax loss of ($1,958,494) in the quarter ended March 31, 2009.  After an income tax benefit of $265,000, the Company reported a net loss of ($356,167) in the first quarter of 2010.  This compared with a net loss of ($1,300,494), including an income tax benefit of $658,000, in the first quarter of 2009.

On a per-share basis, the Company reported a net loss of ($0.02) in the most recent quarter, compared with a net loss of ($0.08) per share in the prior-year quarter.

On a non-GAAP basis, the Company reported adjusted net income (before income taxes, depreciation, amortization and stock-based compensation), a non-GAAP financial measure, of $128,825, or $0.01 per diluted share, in the quarter ended March 31, 2010, versus an adjusted net loss of ($1,381,763), or ($0.09) per share, in the quarter ended March 31, 2009.  (Non-GAAP adjusted net income is described in greater detail in a table at the end of this news release).

“We are pleased to report that our monthly ‘run rate’ of product shipments to domestic law enforcement agencies averaged approximately $2 million in the most recent quarter, which represents an improvement of more than 35% when compared with the prior-year quarter,” stated Stanton E. Ross, Chief Executive Officer of Digital Ally, Inc.  “Although international sales were modest in the first quarter of 2010, our ‘pipeline’ of prospective international orders is growing.  We shipped a record 1,090 individual orders in the first quarter, reflecting strong customer response to the DVM-750, although the average dollar amount per order slipped slightly from prior-year levels.  The feature-rich DVM-750 has allowed us to successfully target a growing number of larger police and sheriff’s departments, thereby expanding our customer base.  The expected sales of the DVM-750 under new statewide contracts, such as those recently signed with Texas and Minnesota, and of the FirstVu, DVM-500 Ultra, DVM-500 Plus, DVM-250 and other new products under development, both domestically and internationally, bolster our optimism that revenue will continue to strengthen during the balance of 2010.”

“Although gross profit margins improved to 54.5% in the quarter ended March 31, 2010, compared with 50.9% for the full year 2009, they remain well below our long-term goal of 60%-plus,” continued Ross.  “We are making significant progress in terms of more efficient utilization of our engineering resources, and improved outsourcing of certain components should allow gross margins to improve further as the year progresses.  We are scheduled to introduce a number of new products later this year and are working to have a smooth debut of such products, without the delays and cost overruns that characterized the initial launch of the DVM-750 during the first half of 2009.”

“Internationally, our expanded sales and marketing organization is making inroads with new customers in a growing number of countries, while strengthening the relationships we have with existing customers.  We brought an international sales manager on board about a year ago, and since that time a European-based sales manager has been hired.  Further, we have appointed international distributors in a number of new countries during the past twelve months.  On April 21, 2010, we announced the receipt of a contract for the purchase of 700 DVM-750 units from the Highway Patrol Division of a South American country and a pilot contract for DVM-500 Plus systems from a Middle Eastern country.  During 2009, we developed the capability to install a variety of language packs into our mirror systems, including English, Spanish, Turkish and Arabic.  This language flexibility should allow us to be even more competitive in seeking future foreign contracts and should result in improved international sales during the balance of 2010 and beyond.”

“We ended the first quarter with a debt-free balance sheet, $14.8 million in working capital, and shareholders’ equity of approximately $17.7 million.  Our cash balances improved significantly, to approximately $834,000 at March 31, 2010, compared with $183,150 at the end of 2009.  During the second quarter, we expect to receive payment for a $3.3 million order that was shipped to the Turkish National Police Department in December, further bolstering the liquidity of our balance sheet.  With expanding cash balances and an unused $2.5 million revolving line of credit available, the Company is well-positioned to fund its growth and new product development for the foreseeable future,” concluded Ross.

Non-GAAP Financial Measures

Digital Ally, Inc. has provided financial information in this release that has not been prepared in accordance with GAAP. This information includes non-GAAP adjusted net income. Digital Ally uses such non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating Digital Ally’s ongoing operational performance. Digital Ally believes that the use of these non-GAAP financial measures provides an additional tool for investors to evaluate ongoing operating results and trends and in comparing its financial measures with other companies in Digital Ally’s industry, many of which present similar non-GAAP financial measures to investors. As noted, the non-GAAP financial measures discussed above exclude certain non-cash expenses/income including: (1) income tax expense/benefit, (2) depreciation and amortization expenses and (3) share-based compensation expense pursuant to SFAS 123(R).

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measure as detailed above. As previously mentioned, a reconciliation of GAAP to the non-GAAP financial measures has been provided in the tables included as part of this press release.

Investor Conference Call

The Company will host an investor conference call at 11:15 a.m. Eastern Time  (EDT) tomorrow, May 6, 2010, to discuss its first quarter operating results, along with other topics of interest.  Shareholders and other interested parties may participate in the conference call by dialing 800-860-2442 (international/local participants dial 412-858-4600) and asking to be connected to the “Digital Ally, Inc. Conference Call” a few minutes before 11:15 a.m. EDT on May 6, 2010.  The call will also be broadcast live on the Internet at www.videonewswire.com/event.asp?id=68780.  A replay of the conference call will be available one hour after the completion of the conference call until 9:00 a.m. on Tuesday, July 6, 2010 by dialing 877-344-7529 (international/local participants dial 412-317-0088) and entering the conference ID 440283.

The call will also be archived on the Internet through July 6, 2010, at www.videonewswire.com/event.asp?id=68780 and on the Company’s website at www.digitalallyinc.com.

About Digital Ally, Inc.

Digital Ally, Inc. develops, manufactures and markets advanced technology products for law enforcement, homeland security and commercial security applications.  The Company’s primary focus is digital video imaging and storage.  For additional information, visit www.digitalallyinc.com

The Company is headquartered in Overland Park, Kansas, and its shares are traded on The Nasdaq Capital Market under the symbol “DGLY”.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Act of 1934.  These forward-looking statements are based largely on the expectations or forecasts of future events, can be affected by inaccurate assumptions, and are subject to various business risks and known and unknown uncertainties, a number of which are beyond the control of management.  Therefore, actual results could differ materially from the forward-looking statements contained in this press release.  A wide variety of factors that may cause actual results to differ from the forward-looking statements include, but are not limited to, the following: whether the federal economic stimulus funding for law enforcement agencies will have a positive impact on the Company’s revenue; the Company’s ability to deliver its new product offerings as scheduled, including its ability to obtain the required components on a timely basis, and have them perform as planned or advertised; its ability to achieve higher revenue, improved production efficiencies and profitability during 2010 in the current uncertain economic environment; its ability to expand its share of the in-car video market in the domestic and international law enforcement communities; whether there will be a commercial market, domestically and internationally, for one or more of its new products; whether the initial interest in its new products will translate into sales; whether its recent international initiatives will increase revenues outside of the U.S.; its ability to commercialize its products and production processes, including increasing its production capabilities to satisfy orders in a cost-effective manner; whether the Company will be able to adapt its technology to new and different uses, including being able to introduce new products; competition from larger, more established companies with far greater economic and human resources; its ability to attract and retain customers and quality employees; its ability to obtain patent protection on any of its products and, if obtained, to defend such intellectual property rights; the effect of changing economic conditions; and changes in government regulations, tax rates and similar matters.  These cautionary statements should not be construed as exhaustive or as any admission as to the adequacy of the Company’s disclosures.  The Company cannot predict or determine after the fact what factors would cause actual results to differ materially from those indicated by the forward-looking statements or other statements.  The reader should consider statements that include the words “believes”, “expects”, “anticipates”, “intends”, “estimates”, “plans”, “projects”, “should”, or other expressions that are predictions of or indicate future events or trends, to be uncertain and forward-looking.  The Company does not undertake to publicly update or revise forward-looking statements, whether as a result of new information, future events or otherwise.  Additional information respecting factors that could materially affect the Company and its operations are contained in its annual report on Form 10-K for the year ended December 31, 2009 and its quarterly report on Form 10-Q for the three months ended March 31, 2010, as filed with the Securities and Exchange Commission.

For Additional Information, Please Contact:
Stanton E. Ross, CEO at (913) 814-7774
or
RJ Falkner & Company, Inc., Investor Relations Counsel at (800) 377-9893 or via email at info@rjfalkner.com

(Financial Highlights Follow)

DIGITAL ALLY, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
MARCH 31, 2010 AND DECEMBER 31, 2009

	March 31, 2010	December 31, 2009
Assets	(unaudited)
Current assets:
Cash and cash equivalents	$834,018	$183,150
Accounts receivable-trade, less allowance for doubtful accounts of $110,000 - 2010 and $110,000 – 2009	7,105,648	8,398,353
Accounts receivable-other	406,932	476,049
Inventories	8,021,322	7,370,505
Prepaid expenses	314,248	224,923
Deferred taxes	1,950,000	1,695,000

Total current assets	18,632,168	18,347,980

Furniture, fixtures and equipment	3,060,034	3,010,977
Less accumulated depreciation and amortization	1,780,135	1,592,874

	1,279,899	1,418,103

Deferred taxes	1,235,000	1,160,000
Intangible assets, net	320,732	336,182
Other assets	119,691	135,674

Total assets	$21,587,490	$21,397,939

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$2,161,600	$2,000,541
Accrued expenses	1,650,465	1,781,969
Income taxes payable	23,497	9,171
Customer deposits	3,380	39,924

Total current liabilities	3,838,942	3,831,605

Commitments and contingencies

Stockholders’ equity:
Common stock, $0.001 par value; 75,000,000 shares authorized; Shares issued: 16,570,608 – 2010 and 16,169,739 – 2009	16,571	16,170
Additional paid in capital	20,545,410	20,007,430
Treasury stock, at cost (shares: 248,610 – 2010 and 248,610 - 2009)	(1,687,465)	(1,687,465)
Retained earnings (deficit)	(1,125,968)	(769,801)

Total stockholders’ equity	17,748,548	17,566,334

Total liabilities and stockholders’ equity	$21,587,490	$21,397,939

(FOR ADDITIONAL INFORMATION, PLEASE REFER TO THE COMPANY’S QUARTERLY REPORT ON FORM 10-Q FOR THE THREE MONTHS ENDED MARCH 31, 2010 FILED WITH THE SEC)

DIGITAL ALLY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
THREE MONTHS ENDED
MARCH 31, 2010 AND 2009
(Unaudited)

	2010	2009

Product revenue	$6,149,232	$4,043,204
Other revenue	160,655	345,980

Total revenue	6,309,887	4,389,184
Cost of revenue	2,868,061	2,529,644

Gross profit	3,441,826	1,859,540

Selling, general and administrative expenses:
Research and development expense	915,264	1,285,538
Selling, advertising and promotional expense	693,230	401,722
Stock-based compensation expense	541,481	355,819
General and administrative expense	1,922,266	1,784,086

Total selling, general and administrative expenses	4,072,241	3,827,165

Operating loss	(630,415)	(1,967,625)

Interest income	9,248	9,131

Loss before income tax benefit	(621,167)	(1,958,494)
Income tax benefit	265,000	658,000

Net loss	$(356,167)	$(1,300,494)

Net loss per share information:
Basic	$(0.02)	$(0.08)
Diluted	$(0.02)	$(0.08)

Weighted average shares outstanding:
Basic	16,303,317	15,716,200
Diluted	16,303,317	15,716,200

(FOR ADDITIONAL INFORMATION, PLEASE REFER TO THE COMPANY’S QUARTERLY REPORT ON FORM 10-Q FOR THE THREE MONTHS ENDED MARCH 31, 2010 FILED WITH THE SEC)

DIGITAL ALLY, INC.
RECONCILIATION OF NET LOSS TO NON-GAAP ADJUSTED NET INCOME (LOSS)
FOR THE THREE MONTHS ENDED
MARCH 31, 2010 AND 2009
(unaudited)

	Three Months Ended March 31,
	2010	2009

Net loss	$(356,167)	$(1,300,494)
Non-GAAP adjustments:
Income tax benefit	(265,000)	(658,000)
Stock-based compensation	541,481	355,819
Depreciation and amortization	208,511	220,912

Total Non-GAAP adjustments	484,992	(81,269)

Non-GAAP adjusted net income (loss)	$128,825	$(1,381,763)

Non-GAAP adjusted net income (loss) per share information:
Basic	$0.01	$(0.09)
Diluted	$0.01	$(0.09)

Weighted average shares outstanding:
Basic	16,303,317	15,716,200
Diluted	16,303,317	15,716,200

(FOR ADDITIONAL INFORMATION, PLEASE REFER TO THE COMPANY’S QUARTERLY REPORT ON FORM 10-Q FOR THE THREE MONTHS ENDED MARCH 31, 2010 FILED WITH THE SEC)

DIGITAL ALLY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
THREE MONTHS ENDED MARCH 31, 2010 AND 2009

	2010	2009
Cash Flows From Operating Activities:
Net loss	$(356,167)	$(1,300,494)
Adjustments to reconcile net loss to net cash flows provided by (used in) operating activities:
Depreciation and amortization	208,511	220,912
Stock based compensation	541,481	355,819
Reserve for inventory obsolescence	(26,046)	164,166
Reserve for bad debt allowance	—	20,000
Deferred tax (benefit) provision	(330,000)	(675,000)

Change in assets and liabilities:
(Increase) decrease in:
Accounts receivable - trade	1,292,705	1,748,399
Accounts receivable - other	69,117	(96,581)
Inventories	(624,771)	78,280
Prepaid income taxes	—	10,000
Prepaid expenses	(89,325)	16,912
Other assets	15,983	46,232
Increase (decrease) in:
Accounts payable	161,059	(1,190,347)
Accrued expenses	(214,905)	(123,496)
Income taxes payable	14,326	—
Customer deposits	(36,544)	86,479

Net cash provided by (used in) operating activities	625,424	(638,719)

Cash Flows from Investing Activities:
Purchases of furniture, fixtures and equipment	(49,057)	(174,900)
Additions to intangible assets	(5,800)	(50,612)

Net cash (used in) investing activities	(54,857)	(225,512)

Cash Flows from Financing Activities:
Proceeds from exercise of stock options and warrants	45,301	2,900
Excess in tax benefits related to stock-based compensation	35,000	7,000
Purchase of common shares for treasury	—	(63,112)

Net cash provided by (used in) financing activities	80,301	(53,212)

Increase (decrease) in cash and cash equivalents	650,868	(917,443)
Cash and cash equivalents, beginning of period	183,150	1,205,947

Cash and cash equivalents, end of period	$834,018	$288,504

Supplemental disclosures of cash flow information:
Cash payments for interest	$—	$—

Cash payments for income taxes	$15,674	$—

Supplemental disclosures of non-cash investing and financing activities:
Common stock surrendered as consideration for exercise of stock options	$513,100	$97,100

(FOR ADDITIONAL INFORMATION, PLEASE REFER TO THE COMPANY’S QUARTERLY REPORT ON FORM 10-Q FOR THE THREE MONTHS ENDED MARCH 31, 2010 FILED WITH THE SEC)